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                                                                     EXHIBIT 15


September 11, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 18, 2003 on our review of consolidated interim financial information of FirstEnergy Corp. (the "Company") as of and for the three and six months ended June 30, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-48587, 333-102074 and 333-103865) and Form S-8 (Nos. 333-48651, 333-56094, 333-58279, 333-67798,
333-72764, 333-72766, 333-72768, 333-75985, 333-81183, 333-89356 and
333-101472).

Very truly yours,




PricewaterhouseCoopers LLP






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